Exhibit (a)

THE PARNASSUS INCOME TRUST

SUPPLEMENTAL DECLARATION OF TRUST

        SUPPLEMENTAL DECLARATION OF TRUST made February 10, 2005 to the AMENDED AND RESTATED DECLARATION OF TRUST made August 1, 1990, as amended, and as restated effective March 24, 2000 (the “Declaration of Trust”) of The Parnassus Income Trust (the “Trust”);

        WHEREAS, paragraph 12 of Article EIGHTH of the Declaration of Trust permits the Trustees of the Trust to amend the Declaration of Trust to effect a change in the name of the Trust by making a Supplemental Declaration of Trust, if authorized by vote of the Trustees; and

        WHEREAS, the making of this Supplemental Declaration of Trust was duly authorized by the Trustees on January 27, 2005; and

        WHEREAS, paragraph 12 of Article EIGHTH of the Declaration of Trust permits any Supplemental Declaration of Trust to be executed by and on behalf of the Trust and the Trustees by any officer or officers of the Trust; and

        WHEREAS, the officer of the Trust executing this Supplemental Declaration of Trust has been authorized and directed to do so by the Trustees of the Trust on behalf of the Trustees and the Trust;

        NOW, THEREFORE, the Declaration of Trust is amended as set forth below, effective as of 11:59 p.m., Eastern Standard Time, February 11, 2005.

1.	Article FIRST is amended to read in its entirety as follows:

FIRST: This Trust shall be known as PARNASSUS INCOME FUNDS.

2.	Paragraph 2 of Article SECOND is amended to read in its entirety as follows:

2. The “Trust” refers to PARNASSUS INCOME FUNDS.

        IN WITNESS WHEREOF, the undersigned has executed this Supplemental Declaration of Trust on behalf of the Trust and the Trustees on the 10th day of February, 2005.

THE PARNASSUS INCOME TRUST
AND THE TRUSTEES THEREOF
/s/ Stephen J. Dodson
Stephen J. Dodson
Assistant Secretary

        THE UNDERSIGNED, Assistant Secretary of The Parnassus Income Trust who executed on behalf of said Trust and its Trustees the foregoing Supplemental Declaration of Trust, hereby acknowledges, in the name and on behalf of the said Trust and its Trustees, the foregoing Supplemental Declaration of Trust to be the act of said Trust and its Trustees and further certifies that to the best of her information, knowledge and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Stephen J. Dodson
Stephen J. Dodson

STATE OF CALIFORNIA	)
) ss.
COUNTY OF SAN FRANCISCO	)

        On this 10th day of February, 2005, before me personally appeared Stephen J. Dodson, proven to me to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

/s/ Notary Public Signature
Notary Public

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